OPERATING AGREEMENT

                               OF

                    SATTEL COMMUNICATIONS LLC

             a California limited liability company


          THIS OPERATING AGREEMENT is made and entered into as of the 1st day of April, 1996, by and among Sattel Communications Corp., a Nevada corporation ("Sattel") and those individuals entering into Agreements Regarding Award of Class B Units referred to in Section 2.3, below, concurrently with this Agreement. Capitalized terms used herein without definition shall have the meanings assigned thereto in Exhibit A, hereto.

          WHEREAS, Sattel, in order to encourage certain key employees of Sattel and other key contributing individuals to put forth their best effort for the success of Sattel, wish to give said persons an equity stake in the business; and

          WHEREAS, it has been determined that the most effective way to achieve this goal is to transfer the assets of Sattel to a newly-formed California limited liability company, Sattel
Communication LLC (the "Company"), and to award such persons rights to profits' interests therein subject to certain restrictions.

          NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree to manage and operate the Company pursuant to this Agreement as follows:

                            ARTICLE I

                       General Provisions

          1.1.  Name.  The name of the Company is "Sattel
Communications LLC."

          1.2. Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Act.

          1.3. Term. Unless dissolved earlier pursuant to other provisions of this Agreement, the Company shall dissolve on December 31, 2046.

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          1.4.  Registered Office and Agent.

               (a)  Initial Office and Agent in California.  The
     Company's registered office shall initially be 9145 Deering
     Avenue, Chatsworth, California 91311 and the Company's registered agent shall initially be Keith Steffel.

               (b) Changes. The Board of Directors may from time to time designate a new registered agent and may from time to time change the registered office if the Board of Directors determines such appointment or change to be appropriate.

                           ARTICLE II

                       Capital and Voting

          2.1. Units. The equity of the Company shall be divided into Class A Units and Class B Units. Each Class A Unit and Class B Unit shall be entitled to one vote on all matters put to a vote or the consent of the Members.

          2.2. Class A Units. In exchange for the Capital Contribution set forth on Exhibit C hereto (subject to assumption by the Company of the liabilities specified in such Exhibit), Sattel will be the holder of 8,000 Class A Units. The execution of documentation effecting such Capital Contribution (subject to assumption of such liabilities) will occur concurrently with the execution of this Agreement (to be signed on behalf of the Company by the Chief Executive Officer of the Company).

          2.3. Class B Units. No Capital Contributions shall be required in exchange for Class B Units, except as may be required by the Board of Directors with respect to Class B Units awarded in the future as provided below. Concurrently with the execution of this Agreement, certain individuals are entering into Agreements Regarding Award of Class B Units, having varying terms, under which they are becoming members holding Class B Units and parties to this Agreement. Each such agreement, as well as each future agreement regarding the award of additional Class B Units, will be considered a part of this Agreement, and incorporated herein by reference, with respect to rights and obligations as between the Company and the individual entering into the agreement. The Board of Directors of the Company may in the future award additional Class B Units to key employees of the Company as well as other individuals as determined to be appropriate by the Board of Directors from time to time. Such

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awards will result in a dilution of the other Members' interests in the Company.

          2.4. Return of Capital. No Member is entitled to withdraw from the Company or receive a return of any part of his Capital Contribution, except as expressly provided in this Agreement. No member of the Company has the right to demand that distributions be in kind.

          2.5. Additional Capital Contributions. No Member may be required to make additional Capital Contributions. If the Board of Directors determines that the Company needs additional equity capital, each Member shall be entitled to contribute that portion of the required equity capital as equals the percentage of Units which he holds. The Board of Directors may award additional Class A Units in connection with such contributions. Failure to make such contribution will result in a dilution of any non-contributing Member's interest in the Company.

          2.6. Members. The members of the company are Sattel, those individuals entering into Agreements Regarding Award of Class B Units referred to in Section 2.3, any other person or entity to whom Class A Units or Class B Units are awarded under this Article II (such person or entity to become a member upon such award), and any successors thereto admitted as members to the Company in accordance with this Agreement.

                           ARTICLE III

                        Capital Accounts

          3.1. Capital Accounts. There shall be established and maintained with respect to each Member a capital account
("Capital Account") in accordance with the following:

               (a) Credits. To each Member's Capital Account there shall be credited such Member's Capital Contributions and such Member's allocable share of Profits pursuant to
     Article V, below.

               (b) Debits. To each Member's Capital Account there shall be debited the amount of cash and the Asset Value of any property distributed to such Member and such Member's allocable share of Losses pursuant to Article V, below.

               (c) Transfers. In the event any Member assigns all or any part of his Units in accordance with the terms of this Agreement, his transferee shall succeed to the Capital

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

     Account of the transferor to the extent it relates to the transferred Units.

          3.2. Interpretation. The provisions of Section 3.1, above, and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent therewith.


                           ARTICLE IV

                          Distributions

          4.1.  Current Distributions.

                (a) Current Tax Distributions. To the extent permitted by law and consistent with the Company's obligations to its creditors as determined by the Board of Directors, the Company shall make Tax Distributions on or before the Tax Distribution Dates. The aggregate amount of the Tax Distribution made with respect to any given Tax Distribution Date shall be the product of (i) the estimated federal taxable income of the Company under the provisions of the Code, for the Fiscal Period ending on the last day of the calendar month immediately preceding the Tax Distribu-tion Date and commencing on the first day of the calendar month that includes the immediately previous Tax Distribu-tion Date, multiplied by (ii) the Tax Rate. Notwithstanding the foregoing, to the extent the Company has had an estimated federal taxable loss for any prior Fiscal Period in that Fiscal Year, the amount in clause (i) above shall be reduced by that portion of the loss remaining after reducing taxable income for prior Fiscal Periods in such Fiscal Year for the loss. Each Member shall receive a Tax Distribution proportional with the amount of federal taxable income to be allocated to such Member pursuant to Article V hereof.

               (b) Additional Tax Distributions. In the event any income tax return of the Company, as a result of an audit or otherwise, reflects items of income, gain, loss, or deduction which are different from the amounts estimated pursuant to Section 4.1(a) above with respect to the Fiscal Year of such return in a manner that results in additional income or gain of the Company being allocated to the Members, an additional Tax Distribution shall be made under the principles of Section 4.1(a) above, except that (i) the last day of the calendar month in which such adjustment occurs shall be treated as a Tax Distribution Date, and (ii)

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

     the amount of such additional income or gain shall be treated as the federal taxable income of the Company.

               (c) Cash Available for Distribution. Upon the approval of the Board of Directors, Cash Available for Distribution shall be distributed to the Members in proportion to the number of Units held by each Member.

          4.2.  Distributions of Cash Available from a Capital
Event. Cash Available from a Capital Event shall be distributed among the Members as follows:

               (a) First, an amount equal to (or in proportion to if less than) $2,525,253 shall be distributed 99% to the Class A Members and 1% to the Class B Members in proportion to the number of Units held by the respective classes of Members; and

               (b) The balance, if any, shall be distributed to the Members in proportion to the number of Units held by each Member.

          4.3. Liquidating Distribution. In the event the Company is liquidated pursuant to Article IX, below, distribu-tions pursuant to Section 8.3(d), below, shall be distributed to the Members in accordance with their Capital Account balances, after making the adjustments for allocations under Article V, below, up to and including the date of the liquidating distribution.

                            ARTICLE V

                Allocation of Profits and Losses

          5.1. Allocation of Profits. Except as provided in Exhibit D hereto, Profits shall be allocated among the Members in accordance with the following provisions:

               (a) First, 99% to the Class A Units and 1% to the Class B Units, in proportion to the number of Units held by the respective classes of Members, until the Class A Units have been allocated Profits which equal the sum of (i) the amount of Losses allocated to the Class A Members pursuant to Section 5.2 hereof (expressed as a positive number) and
     (ii) $2.5 million less (iii) their initial Capital Accounts;
     and

                (b) The balance among the Members in proportion to the Units held by each Member.

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

          5.2. Allocation of Losses. Except as provided in Exhibit D hereto, Losses shall be allocated among the Members in proportion to the allocation of Profits pursuant to Section 5.1 above, except that to the extent Losses exceed all prior Profits reduced by prior distributions pursuant to Article IV hereof, such Losses shall be allocated among the Members holding Class A Units in proportion to the Units held by each Class A Member, provided, however, that no allocation shall be made to any Member to the extent that such allocation would produce an Adjusted Capital Account Deficit within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                           ARTICLE VI

                    Management of the Company

          6.1.  Authority and Powers of the Board of Directors.

               (a) Authority. Except as otherwise provided in this Agreement, the Members hereby delegate to the Board of Directors, on behalf of and as agent for the Members, all of the Member's rights and powers to do all acts necessary, convenient or incidental to carrying out the business of the Company. The Board of Directors shall have all of the rights, powers and obligations of the members of a limited liability company, the management of which has been reserved to its members under the California Act.

               (b) No Other Representatives. Except as other-wise provided in this Agreement, only the Board of Directors, and the Officers acting under its direction, shall have the right, power and authority to act and transact business on behalf of the Company, and no Member, in his capacity as such, shall have the authority to act or transact business on behalf of the Company in any manner.

          6.2.  Structure of the Board of Directors.

               (a) Number, Tenure and Qualifications of Direc-tors. The Directors shall be elected by Majority Consent. The number of Directors of the Company shall be eight (8) unless provided otherwise by Majority Consent. Members of the Board of Directors need not be members of the Company.

               (b) Withdrawal of Director. Unless otherwise provided by Majority Consent, an individual shall cease to be a Director upon the earliest to occur of any of the following: (i) his voluntary resignation, which shall be effective upon delivery of a written notice from him to the

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

     Company unless the notice specifies a later effective date;
     (ii) his removal by Majority Consent; or (iii) his death, incapacity or inability to act as a Director for any reason.

               (c) Effect of Withdrawal. If a Director ceases to be a Director for any reason, the remaining Director or Directors, if any, shall continue to act as such unaffected thereby. Upon withdrawal of a Director the Members shall, as promptly as practicable, choose a substitute Director as provided in Section 6.2(a), above. If the Company at any time lacks Directors, the Members shall perform the duties of the Board of Directors by Majority Consent unless and until the Members elect by Majority Consent a substitute Director or Directors. The lack of Directors shall not cause a dissolution or termination of the Company.

          6.3. Actions by Board of Directors. Any actions of the Board of Directors shall be taken in the manner set forth below.

               (a) Manner of Acting. The consent of the Direc-tors to any act or failure to act may be given at a meeting in which a majority in number of the Directors participate in person or by telephone or other electronic means. Consent to any act or failure to act shall be deemed given at a meeting of the Board of Directors if approved by the affirmative vote of a majority of the Directors. Alternatively, the Directors may act by unanimous written consent without the need for a meeting.

               (b) Meetings. Meetings of the Board of Directors may be called by the president of the Company or by any one Director. Meetings not held by electronic means shall be held at the principal place of business of the Company or at such other place as may be designated by a majority in number of the Directors.

               (c) Voting. Each Director shall be entitled to one vote. Any Director abstaining from voting on a given matter shall be deemed to have voted in the same manner as the majority, if any, of the Directors not abstaining from voting on that issue. Any Director having a personal stake, other than the economic stake inuring to the Director solely as a result of holding Units or of his employer holding Units, in the outcome of an issue, including, but not limited to, a personal stake as a transferor of Units, shall abstain from voting on the issue unless all Directors have such a personal stake.

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

               (d) Notice. No matter shall be voted upon at a meeting of the Board of Directors unless at least twenty-four (24) hours notice of such matter is given or such notice is waived by any Director not receiving it. A Direc-tor shall be deemed to have waived notice of any matter acted upon at any meeting he attends or in which he partici-pates unless at the beginning of the meeting or promptly upon commencement of his participation therein he objects to the consideration of such matter because of lack of proper notice. No prior notice shall be required for any action taken by written consent of the Directors.

               (e) Expenses. All reasonable and customary out-of-pocket expenses incurred by a Director in connection with the Company's business shall be paid by the Company or be reimbursed to the Director by the Company.

               (f) Emergency Actions. Notwithstanding any other provisions of this Article VI, if Directors who could authorize an action or decision at a duly called meeting reasonably determine, in writing, that the Company is facing a significant business emergency that requires immediate action, those Directors may, without complying with gener-ally applicable procedures for meetings or actions by unanimous consent, authorize any action or decision that they deem reasonably necessary to allow the Company to benefit from a significant opportunity or to protect the Company from significant loss or damage, provided that they make reasonable efforts under the circumstances to contact and consult all Directors concerning the action or decision and the reason why the action or decision must be made without observing generally applicable procedures.

          6.4.  Officers.

               (a) Number of Officers. The Officers of the Company may consist of the offices of chief executive officer, president and chief operating officer, one or more vice-presidents, secretary, and chief financial officer and treasurer, each of whom shall be appointed by the Board of Directors and shall have such authority from the Board of Directors as is provided below or as is specially authorized by the Board of Directors. The Board of Directors may appoint such other Officers and assistant Officers as it deems necessary. If specifically authorized by the Board of Directors, an Officer may appoint one or more Officers or assistant Officers. The same individual may simultaneously hold more than one office in the Company.

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

               (b) Appointment and Term of Office. The Officers of the Company shall be appointed by the Board of Directors for such term as is determined by the Board of Directors. Officers need not be members of the Company. If no term is specified, they shall hold office until their removal or resignation. The appointment of an Officer or the designa-tion of a specified term does not grant to the Officer any contract rights, and the Board of Directors may remove the Officer, with or without cause, at any time. Such removal shall be without prejudice to any rights created pursuant to an agreement, if any, with the individual so removed.

               (c) Chief Executive Officer. The chief executive officer shall be the principal executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company and its officers. He may sign certificates, deeds, mortgages, bonds, contracts, leases or other documents or instruments necessary or proper to be executed in the course of the Company's regular busi-ness or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and he in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by the Board of Directors, the chief executive officer may authorize the president or other Officer or agent of the Company to sign, execute, and acknowledge such documents or instruments in his place and stead.

               (d) President and Chief Operating Officer. In the absence of the chief executive officer or in the event or his death, inability or refusal to act, the president and chief operating officer shall perform the duties of the chief executive officer, and when so acting shall have all the powers and duties of the chief executive officer. In addition, the president and chief operating officer shall be responsible for the administration and management of the areas of the business and affairs of the Company assigned to him from time to time by the Board of Directors or the chief executive officer.

               (e)  Vice-Presidents.  In the absence of the
     president and chief operating officer, or in the event of his death, inability or refusal to act, the vice-president,

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

     if one has been elected (or in the event that there is more than one, the vice-presidents in the order designated by the Board of Directors, or in the absence of designation, then in the order of their appointment), shall perform the duties of the president and chief operating officer, and when so acting, shall have all the powers of and be subject to all the restrictions on the president and chief operating officer. Any vice-president shall perform such duties as from time to time may be assigned to him by the president and chief operating officer or by the Board of Directors.

               (f) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of Section 6.3(d) above; (iii) be custodian of the records of the Company, including all records required to be maintained by the Company pursuant to Section 17058 of the California Act; (iv) when requested or required, authenti-cate any records of the Company; (v) keep a register of the address of each Member; and (vi) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

               (g) Chief Financial Officer and Treasurer. The chief financial officer and treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such bank, trust company, or other depository as shall be selected by the Board of Directors; and (iii) in general perform all of the duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

               (h) Assistant Secretaries and Assistant Trea-surers. The assistant secretaries and assistant treasurers, if any, shall in general perform such duties as shall be assigned to them by the secretary or the treasurer, respec-tively, or by the chief executive officer or the Board of Directors.

          6.5. Limitation on Liability of the Directors and Officers; Indemnification. No Director or Officer shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any act or omission pursuant to the

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authority granted by this Agreement if the Director or Officer, as the case may be, acted in good faith and in a manner he reasonably believed to be within the scope of the authority granted to him by this Agreement and in or not opposed to the best interests of the Company, provided that the Director or Officer, as the case may be, shall not be relieved of liability in respect of any claim, issue, or matter as to which he shall have been finally adjudicated to have breached this Section 6.5 or violated Section 17153 of the California Act. The Company shall defend, indemnify, save harmless and pay all judgments, claims, costs or expenses (including reasonable attorneys' fees) incurred by the parties indemnified hereunder. The Company shall advance costs or expenses (including reasonable attorneys' fees) to the indemnified parties so long as each indemnified party undertakes to repay such amounts if he or she is adjudicated not to be entitled to indemnification hereunder.


          6.6. Actions by Members. Any actions of the Members shall be taken in the manner set forth below.

               (a)  Manner of Acting.  Except as otherwise
     provided in this Agreement, the consent of the Members to any act or failure to act may be given by Majority Consent at a meeting in which a quorum of such Members participate in person or by telephone or other electronic means.
     Members holding sufficient Units to give Majority Consent to the action taken at any meeting shall constitute a quorum of the Members at such meeting. Alternatively, the Members may act by unanimous written consent without the need for a meeting.

               (b) Meetings. Meetings of the Members may be called by the President or by any Director of the Company. Meetings not held by electronic means shall be held at the principal place of business of the Company or at such other place as may be designated by Majority Consent of the Members.

               (c) Voting. Each Unit shall be entitled to one vote. Each Member shall vote all of the Units held by him in the same manner as to any given matter submitted for consent.

               (d) Notice. No matter shall be voted upon at a meeting of Members unless at least forty-eight (48) hours notice of such matter is given or such notice is waived by any Member not receiving it. A Member shall be deemed to have waived notice of any matter acted upon at any meeting which he attends or in which he participates unless at the

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

     beginning of the meeting or promptly upon commencement of its participation therein he objects to the consideration of such matter because of lack of proper notice. No prior notice shall be required for any action taken by written consent.

          6.7. Other Permissible Activities. Any Member of the Company may engage in or possess interests in other business ventures of every kind and description, for his own account or otherwise, including, but not limited to, any customers, suppli-ers or other persons transacting business with the Company, and nothing in this Agreement shall be deemed to prohibit any Member or his Affiliates from investing in, dealing with or otherwise engaging in business with any person transacting business with the Company. Neither the Company nor any of its Members shall have any rights by virtue of this Agreement, by the relationship created hereby, or by the Articles of Organization in or to such other business ventures or to the income or profits derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.

          6.8. Initial Directors and Officers. The initial members of the Board of Directors and the initial Officers of the Company shall be as listed in Exhibit E to this Agreement.

                           ARTICLE VII

                        Transfer of Units

          7.1. Transferability of Class A Units. No Member holding Class A Units of the Company may sell, assign, hypothecate, or in any way transfer (the foregoing being hereinafter referred to as a "transfer") any Class A Units which it may now own or hereinafter acquire, whether voluntarily or by operation of law. Upon any such transfer, the Company immediately shall be dissolved.

          7.2. Transferability of Class B Units. No Member holding Class B Units of the Company may voluntarily sell, assign, hypothecate, or in any way transfer the Class B Units which he may now own or hereinafter acquire, except in accordance with any agreement governing Class B Units between such Member and the Company.

          7.3. Right of Transferee to Become a Member. Any transferee of Class B Units pursuant to an involuntary transfer of a Member's interest therein, or pursuant to an agreement of the kind referred to in Section 7.2, is only entitled to an economic interest in said Class B Units (within the meaning of

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

Section 17001(n) of the California Act). The transferee may only become a member of the Company with the consent of those Members holding a majority of the Units, determined by excluding the Class B Units held by the transferring Member, which consent may be withheld for any reason whatsoever.

                          ARTICLE VIII

                  Dissolution, Termination and
                   Liquidation of the Company

          8.1. Events Causing Dissolution. The Company shall be dissolved upon either (a) the bankruptcy (within the meaning of Section 17001(c) of the California Act) or insolvency of any of the Members, unless otherwise provided below, (b) the approval of such dissolution by the Board of Directors or the Members by Majority Consent, (c) the expiration of the term set out in
Section 1.3 hereof or (d) the entry of a decree of dissolution pursuant to Section 17351 of the California Act. The Company shall not be dissolved upon any other event. Upon the occurrence of an event set out in subsection (a) hereof to a holder of Class B Units, the Company shall dissolve unless the business of the Company is continued by the affirmative vote of those Members holding a majority of the dollar value of the Capital Accounts and a majority of the Units, determined by excluding the Capital Account and Units held by the affected Class B Unit holder.

          8.2. Termination. Dissolution of the Company shall be effective on the date on which the occurrence under Section 8.1, above, occurs (unless the Members vote to continue the Company pursuant thereto), but the Company shall not terminate until a Certificate of Dissolution has been duly filed under the California Act, the affairs of the Company have been wound up, and the assets of the Company have been distributed as provided in Section 8.3, below. Notwithstanding the dissolution of the Company, prior to the liquidation and termination of the Company, the business of the Company and the affairs of its Members, as such, shall continue to be governed by this Agreement.

          8.3.  Distribution of Assets Upon Termination.

               (a) Upon the dissolution of the Company pursuant to Section 8.1, unless the Company is continued pursuant thereto, a designated Officer (or if there is none, a person approved by Majority Consent as the liquidating trustee of the Company (the "Liquidating Trustee")), shall proceed diligently to wind up the affairs of the Company and distribute its assets in accordance with the provisions of
     Section 8.3(d).

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

               (b) All saleable assets of the Company may be sold in connection with any dissolution at public or private sale or at such price and upon such terms as the designated Officer or the Liquidating Trustee, as the case may be, may deem advisable. A Member or any partnership, corporation or other entity in which a Member is in any way interested may purchase assets at such sale. The designated Officer or the Liquidating Trustee, as the case may be, in its sole and absolute discretion, may in accordance with Section 8.3(d) distribute the assets of the Company in kind on the basis of the fair market value thereof.

               (c) Profits and Losses of the Company shall be determined as of the end of the period of winding up in accordance with the provisions of this Agreement and shall be credited or charged to the respective Capital Accounts of the Members.

               (d) Upon the dissolution and winding up of the Company, the assets of the Company shall be distributed in the following order of priority to the extent available:

                    (i)  First, to creditors of the Company in
          satisfaction of any debts and liabilities of the Company (except for any loans made by Members) whether by payment or the establishment of any reserve which the designated Officer or the Liquidating Trustee deems necessary in its sole discretion to provide for any contingent, conditional or unmatured liabilities or obligations of the Company; at the expiration of such period of time as the authorized Officer or the Liquidating Trustee, as the case may be, deems advis-able, the balance remaining in any such reserve after payment of any such liabilities and obligations shall be distributed in the manner hereinafter set forth in this Section 8.3(d);

                    (ii)  Second, to the Members that have made
          loans to the Company pro rata (in accordance with the amount of principal of such loans then outstanding) until each shall have received the outstanding princi-pal of, and accrued and unpaid interest on, such loans; and

                    (iii)  Third, to the Members, in an amount
          equal to the positive balances in their respective
          Capital Accounts in proportion to such positive balances.

All distributions pursuant to this Section 8.3(d) shall be made no later than the later of (i) the end of the Fiscal Year during which the liquidation of the Company occurs or (ii) 180 days after the date of such liquidation.

          8.4. Limitation on Liability. Each holder of a Unit shall look solely to the assets of the Company for all distribu-tions from the Company and the return of his Capital Contribution thereto and shall have no recourse (upon dissolution or other-wise) against any other Members, Officers, Directors or any of their Affiliates.

                           ARTICLE IX

                          Miscellaneous

          9.1. Books and Records. Books and records of the Company shall be maintained at the principal office of the Com-pany or at any other place designated by the Board of Directors and shall be available for examination by any Member or his duly authorized representative(s) at any reasonable time for a proper purpose. Among the books and records maintained shall be those required by Section 17058 of the California Act.

          9.2. Amendments to Operating Agreement. Any amendment or modification hereof or the Articles of Organization of the Company shall be valid if in writing and approved by Majority Consent, provided, however, that the holders of Class B Units shall be entitled to vote as a class on any matter which will adversely affect the rights of the Class B Units. Notwith-standing the foregoing, an amendment or modification of any agreement regarding Units between the Company and a holder of Units may be modified or amended only by a written agreement between the Company and such holder.

          9.3. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and assigns of the respective parties hereto. This Agreement shall not inure to the benefit of any person other than the parties hereto, and no third party beneficiary claims may be based on this Agreement.

          9.4. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of California, without application of choice of law principles.

          9.5. Arbitration. All disputes and differences of any kind arising under this Agreement, including any dispute as to the existence or validity of this Agreement or the arbitrability of any particular issue which cannot be settled amicably by the parties, shall be finally settled in an arbitration to be conducted under the rules of the American Arbitration Association (the "AAA") by a single arbitrator selected under the rules of the AAA. Any such arbitration proceeding shall be conducted in English and shall be held at a site in the United States selected under the rules of the AAA. The decision of any such arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction, and no party shall seek redress against any other in any court or tribunal except solely for the purpose of obtaining execution of any arbitral award or of obtaining a judgment consistent therewith.

          9.6. Notices. Unless otherwise provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by reputable courier service, when transmitted by facsimile, or five (5) business days after being mailed, certified mail, with postage prepaid, addressed as follows (or to such other person or address as the Company, Director or Member may have designated from time to time by notice in writing pursuant hereto): if to the Company, c/o Chairman, The Diana Corporation, 8200 West Brown Deer Road, Milwaukee, Wisconsin 53223, or if to a Director or Member, to the address of the Director or Member, as the case may be, stated in the Company's records.

          9.7. Entire Agreement. This Agreement, and any agree-ments being executed in connection herewith, embody the entire agreement and understanding between the parties and supersede all prior agreements and understandings relating to the Company. There are no representations, warranties, covenants, promises or agreements on the part of any party to another person which are not explicitly set forth herein and/or in the appendices hereto.

          9.8. Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which may be suffered by a party by reason of the failure of another party to perform any of its obligations under this Agreement or under any of the agreements that may be executed pursuant hereto. Accordingly, the parties agree that the provisions of this Agreement and each of the agreements that may be executed pursu-ant hereto may be specifically enforced, and if any arbitration proceeding shall be instituted to enforce the provisions hereof or any of the agreements that may be executed pursuant hereto, the party against whom the same is brought and its successors and assigns shall waive any claim or defense that the party bringing such action may be compensated adequately with money damages, shall not urge such claim or defense in any such proceeding and shall consent to an order granting specific performance of this Agreement or any agreement that may be executed pursuant hereto.

          9.9. Headings. The headings to the Articles and Sections of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof.

          9.10. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular shall include the plural and vice versa, and pronouns in the masculine shall include the feminine and neuter and vice versa.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                              SATTEL COMMUNICATIONS CORP.


                              /s/ Richard Y. Fisher, President


          The individuals entering into Agreements Regarding
Award of Class B Units referred to in Section 2.3, above, concurrently with this Agreement, by their execution and delivery of such agreements, have also become parties to this Agreement.

                         ACKNOWLEDGEMENT


          THE UNDERSIGNED hereby acknowledges that Exhibit B hereto contains a true and correct copy of the Articles of Organization filed by me with the California Secretary of State to organize the Company.





                             /s/ Debra S. Koenig, Organizer

                            EXHIBIT A

                           Definitions


          For purposes of this Agreement, the following terms shall have the meanings set forth below and any derivatives of such terms shall have correlative meanings:

          "Affiliate" means, as to any Person, another Person which controls the first Person or which the first Person controls or which is under common control with the first Person. The term "control" shall mean the power to elect a majority of the Board of Directors or other governing body of a Person or the power to direct the affairs of such Person, whether by reason of ownership of voting stock or other equity interest, by contract or otherwise.

          "Agreement" means the Operating Agreement dated
February 20, 1996 of Sattel Communications LLC, a California limited liability company.

          "Articles of Organization" means the Articles of Organization of the Company as filed with the Secretary of State of California, as amended, a copy of which is attached to the Agreement as Exhibit B.

          "Asset Value" means as of any date, with respect to any asset, the asset's adjusted basis for federal income tax purposes as of such date, except as follows:

               (i) The initial Asset Value of any asset con-tributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the Board of Directors;

               (ii) The Asset Values of all assets of the Com-pany shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board of Directors, as of the following times: (a) the acquisition of additional Units by any new or existing Member in exchange for more than a de minimis Capital Contribution;
     (b) the distribution by the Company to a Member of more than a de minimis amount of the Company's property as considera-tion for Units if the Board of Directors reasonably deter-mines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members; and
     (c) the liquidation of the Company within the meaning of
     Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

               (iii) The Asset Value of any asset of the Company distributed to any Member shall be the gross fair market value of such asset on the date of distribution reasonably determined by the Board of Directors;

               (iv) The Asset Value of the assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent required by Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Board of Directors reasonably determines that an adjustment pursuant to clause (ii), above, is necessary or appropriate in connection with a transaction that otherwise would result in an adjustment pursuant to this clause (iv); and

               (v)  If the Asset Value of an asset has been
     determined or adjusted pursuant to clause (i), (ii), or
     (iv), above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Board of Directors" means the Directors acting as a group pursuant to the provisions of Article VI of this Agreement.

          "California Act" means the Beverly-Killea Limited
Liability Company Act, as amended from time to time.

          "Capital Contribution" means the gross amount of cash, property, services rendered, or promissory notes or other written obligations to provide cash or property or to perform services, in each case at its Asset Value, contributed to the Company by any Member with respect to his Units in accordance with the terms of this Agreement.

          "Capital Event" means a sale, transfer, conveyance, or disposition of Company assets, whether or not in contemplation of or in connection with a liquidation of the Company, which assets have a fair market value greater than 25% of the aggregate fair market value of all of the Company's assets.

          "Cash Available for Distribution" means Cash Flow less
Tax Distributions.

          "Cash Available from a Capital Event" means cash proceeds realized by the Company from a Capital Event less (i) the payment of all expenses related to the generation of such cash proceeds, (ii) the payment of indebtedness which the Board of Directors determines must or should be paid with proceeds from the Capital Event, and (iii) reserves established in the sole discretion of the Board of Directors.

          "Cash Flow" means cash funds provided from the operation of the Company's business, excluding a Capital Event, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and amounts set aside for the restoration or creation of reserves.

          "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

          "Company" means Sattel Communications LLC.

          "Depreciation" means, for each Fiscal Year of the Company, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year under the Code, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depre-ciation shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Board of Directors consistent with the purpose and intent hereof.

          "Director" means any person appointed to serve on the Board of Directors pursuant to Article VI of this Agreement.

          "Fiscal Period" means a portion of a Fiscal Year.

          "Fiscal Year" means any 12-month period selected by the Company from time to time as its fiscal year, provided that in the year of the formation, sale or liquidation of the Company, a Fiscal Year can be less than a 12-month period.

          "Majority Consent" means the consent, determined in accordance with Section 6.6 of this Agreement, of holders of more than fifty percent (50%) of all Units at the time of such consent, unless otherwise expressly provided in the Agreement.

          "Member Nonrecourse Debt" has the meaning set forth for Partner Nonrecourse Debt in Section 1.704-2(b)(4) of the Treasury
Regulations.

          "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

          "Members" means the members of the Company described in
Section 2.5.

          "Minimum Gain" has the same meaning as "partnership minimum gain" as set forth in Sections 1.704-2(b)(2) and (d) of the Treasury Regulations.

          "Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Fiscal Period of the Company equals the net increase, if any, in the amount of Minimum Gain during that Fiscal Period, determined according to the provisions of
Section 1.704-2(c) of the Treasury Regulations.

          "Nonrecourse Liability" has the meaning set forth in
Section 1.704-2(b)(3) of the Treasury Regulations.

          "Officers" means the individuals appointed as the officers of the Company as provided in Section 6.8 or Section 6.4 of this Agreement.

          "Person" means any individual, corporation, partner-ship, joint venture, trust or unincorporated organization, a government or any agency or political subdivision thereof or any other entity.

          "Profits" and "Losses" mean, for each Fiscal Period, an amount equal to the Company's taxable income or loss for such Fiscal Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

               (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures described in Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not other-wise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

               (iii) In the event the Asset Value of any asset of the Company is adjusted pursuant to the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

               (iv) Gain or loss resulting from any disposition of any property by the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

               (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

               (vi) To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Mem-ber's Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

          "Sattel" means Sattel Communications Corp..

          "Tax Distribution" means the amount distributed to Members pursuant to Section 4.1(a) and (b).

          "Tax Distribution Dates" means, except as provided in
Section 4.1(b), January 15, April 15, June 15 and September 15 of each Fiscal Year commencing with June 15, 1996.

          "Tax Rate" means the highest combined marginal income tax rate for Federal and California purposes for the Fiscal Period at issue applicable to corporations or individuals, whichever is greater, assuming in determining the tax rate that would apply to individuals maximum applicability of the phase-out of itemized deductions contained in Section 68 of the Code.

          "Treasury Regulations" means the regulations adopted from time to time by the Department of the Treasury under the

Code, and any references to "partners" or "partnership" therein shall refer, as appropriate, to Members and the Company, respec-tively.

          "Units" means the Class A and Class B Units of the
Company into which the proprietary interests in the Company are divided.

                            EXHIBIT B

                       STATE OF CALIFORNIA
                    ACTING SECRETARY OF STATE
                           TONY MILLER

                    LIMITED LIABILITY COMPANY
                    ARTICLES OF INCORPORATION

1.  Limited liability company name:  Sattel Communications LLC

2. Latest date on which the limited liability company is to dissolve: December 31, 2046

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited
    Liability Company Act.

4. Enter the name of initial agent for service of process and check the appropriate provision below: Keith Steffel, which is [x] an individual residing in California.

5. If the initial agent for service of process is an individual, enter a business or residential street address in California:
    9145 Deering Avenue, Chatsworth, California  91311.

6.  The limited liability company will be managed by: [x] limited liability company members

7. If other matters are to be included in the articles of incorporation attach one or more separate pages. Number of pages attached, if any: N/A

8. It is hereby declared that I am the person who executed this instrument, which execution is my act and deed:

    /s/ Debra S. Koenig, Organizer

    Date:  February 22, 1996

                            EXHIBIT C

                   Sattel Capital Contribution


          For its Class A Units, Sattel is transferring to the Company all of its assets (excluding its interest in the Company), subject to assumption by the Company of all of its liabilities. These assets and liabilities include those listed on the schedule attached hereto under the column titled "Final 03/31/96."

                      The Diana Corporation
                      Sattel Communications
                          Lead Schedule

                                              Final
                                             03/31/96
                                             --------
ASSETS
CURRENT ASSETS
Cash                                        $  913,301
Accounts receivable                                  0
Due from Sattel Technologies, Inc.               9,945
Inventories                                  1,087,422
Advance to Sattel Technologies, Inc.           221,378
Prepaid expenses                                40,403
                                             ---------
                                             2,272,449

Equipment - Net                                167,499
Deferred Organization Costs                     44,064
Other Assets                                    79,970
                                             ---------
Total Assets                                $2,563,982
                                             =========

LIABILITIES AND CAPITAL
CURRENT LIABILITIES
Accounts payable                               306,008
Unearned revenue                               138,856
Accrued payroll                                 30,701
Accrued interest                                17,391
Other accrued liabilities                        8,077
                                             ---------
Total current liabilities                      501,033

Note Payable to The Diana Corporation        1,425,000

Partner's Capital                              637,949
                                             ---------
Total Liabilities and Capital               $2,563,982
                                             =========

                            EXHIBIT D

             Allocations in Extraordinary Situations


          This Exhibit sets forth certain allocations that will apply to the extent and under the circumstances provided below in lieu of the allocation provided in Article V of the Agreement.
In no event will an allocation or distribution under the Agreement (including this Exhibit D) be made which results in, or increases, an Adjusted Capital Account Deficit as of the end of the Fiscal Year to which such allocation or distribution relates. Except as otherwise provided, capitalized terms have the definitions provided with respect to the Agreement.

          1. Special Allocations. The following special alloca-tions shall be made in the following order:

               (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Exhibit, if there is a net decrease in Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Period) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and
     (j)(2) of the Treasury Regulations. This Section 1(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

               (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Exhibit, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
     Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
     Section 1.704-2(i)(4) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Treasury Regulations. This Section 1(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

               (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Section 1.704-1(b)(2)(ii)(d)(4),
     (5) or (6), items of income and gain (including gross income) shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 1(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Exhibit have been tentatively made as if this Section 1(c) were not in the Agreement.

               (d) Nonrecourse Deductions. Nonrecourse Deduc-tions for any Fiscal Period shall be allocated among the Members in accordance with Article V of the Agreement.

               (e) Imputed Interest. To the extent the Company has taxable interest income or deduction with respect to any obligation of a Member to the Company pursuant to Section 483, Sections 1271 through 1288, or Section 7872 of the
     Code:

                    (i)  Such interest income or deduction shall
          be specially allocated to the Members to whom such obligation relates; and

                    (ii)  The amount of such interest income
          or deduction shall be excluded from the Capital Contributions credited or debited to such Member's Capital Account in connection with payments of prin-cipal with respect to such obligations.

               (f) Allocations Relating to Taxable Issuance of Units. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of Units shall be allocated among the Members so that, to the extent possible, the net amount of such items, together with all other allocations under the Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if such items had not been realized.

          2. Curative Allocations. The allocations set forth in Sections 1(a), 1(b), 1(c), 1(d), 1(e) and 1(f), above, (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allo-cations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss, or deduction pursuant to this Section 2. Therefore, notwith-standing any other provision of this Exhibit (other than the Regulatory Allocations), the designated Officer shall make such offsetting special allocations of income, gain, loss, or deduc-tion in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Exhibit. In exercising his discretion under this Section 2, the designated Officer shall take into account future Regulatory Allocations under Sections 1(a) and 1(b), above, that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 1(d), above.

          3. Transfer of Units. In the event Units are transferred pursuant to the Agreement during any Fiscal Period, the Profits (or Losses) allocated to the Members for each such Fiscal Period shall be allocated among the transferring Members in proportion to the Units each holds from time to time during such Fiscal Period in accordance with Section 706 of the Code, using any convention permitted by law and selected by the designated Officer.

          4.  Tax Allocations.

               (a)  Capital Contributions.  In accordance with
     Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Capital Contribution shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Fair Market Value.

               (b) Adjustment of Asset Value. In the event the Asset Value of any asset of the Company is adjusted, subse-quent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Asset Value as so adjusted in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

               (c) Elections. Any elections or other decisions relating to such allocations shall be made by the designated Officer in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this
     Section 4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of the Agreement.

          5. Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Exhibit and hereby agree to be bound by the provisions hereof in reporting their shares of income and loss for income tax purposes.

                            EXHIBIT E

                     Officers and Directors


Directors:

          Michael Camp
          Charles Chandler
          James Fiedler
          Richard Fisher
          Daniel Latham
          Donald Runge
          Michael Sonaco
          George Weischadle


Officers:

          James Fielder       Chairman of the Board and
                               Chief Executive Officer

          Daniel Latham       President and Chief Operating
                               Officer

          Keith Steffel       Chief Financial Officer, Secretary
                               and Treasurer

          Mel Ethem           Vice President and General Manager
                               of North American Operations

          George Perzel       Vice President International Sales

          Edmund Daly         Chief Technology Officer

          Bruce Thomas        Vice President Hardware Technology

          David Held          Vice President Software Technology

          Mark Jacques        Vice President Service and Support